                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): July 22, 1996

                          ADVANCED MICRO DEVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     1-7882                  94-1692300



     (STATE OR OTHER        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
     JURISDICTION OF                                   IDENTIFICATION NUMBER)
     INCORPORATION)

             ONE AMD PLACE,                             94088-3453
             P.O. BOX 3453

         SUNNYVALE, CALIFORNIA                         (ZIP CODE)

    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

     REGISTRANT'S TELEPHONE NUMBER,                  (408) 732-2400
          INCLUDING AREA CODE:

ITEM 5. OTHER EVENTS.

  Cautionary Statement Regarding Forward Looking Statements. The statements in this report that are forward looking are based on current expectations and involve numerous risks and uncertainties that could cause actual results to differ materially. The forward looking statements include those regarding the availability of capital from the planned sale of the Notes (as defined below) and from the Credit Agreement described below; the planned construction of the Dresden Facility as described below; the development, validation, certification, introduction, market acceptance and pricing of K86(TM) products; the future impact of the Company's acquisition of NexGen, Inc.; future business prospects for microprocessor and Flash memory products and other product lines; the Company's future commitment to research and development; planned build-out and expected capability of Fab 25; and a proposed project in Japan. The risks and uncertainties that could cause actual results to differ materially include possible failure of the offering of the Notes; possible unavailability of the credit facilities established by the Credit Agreement due to a failure of the offering of the Notes or some other cause; the possibility that construction of the Dresden Facility may not proceed due to numerous factors including adverse business conditions affecting the Company's microprocessor or other product groups, a reduction in capital available to the Company resulting from a failure of the offering of the Notes or otherwise, and a failure to negotiate final agreements satisfactory to the Company; and such other risks and uncertainties as are set forth below in this report or detailed in the Company's other Securities and Exchange Commission reports and filings.

FINANCING

  On July 22, 1996, Advanced Micro Devices, Inc. ("AMD" or the "Company") announced that it is commencing an underwritten offering of up to $400,000,000 of its Senior Secured Notes ("Notes") due 2003, pursuant to its shelf registration statement filed with the Securities and Exchange Commission and declared effective in 1994. AMD also announced that it has entered into a new Credit Agreement with Bank of America National Trust and Savings Association, as administrative agent and lender, ABN AMRO Bank, N.V. as syndication agent and lender and Canadian Imperial Bank of Commerce as documentation agent and lender, providing a three year revolving credit facility (subject to a one year extension) in an aggregate principal amount of $150,000,000 and a four year term loan of up to $250,000,000 available within the six month period following the closing of the offering of the Notes. The Company intends to utilize the term loan facility fully. These new credit facilities, which will become available to AMD concurrently with the sale of the Notes, will replace certain of AMD's current credit facilities. AMD intends to use approximately $150,000,000 of the net proceeds from the sale of the Notes to prepay AMD's existing four year term bank loan. The indebtedness under the Notes and the new credit facilities will be secured by substantially all of AMD's real property, plant and equipment at its integrated circuit manufacturing facility, commonly known as Fab 25, located in Austin, Texas. A copy of the press release is attached hereto as Exhibit 99. The Note offering will be made only by means of the prospectus, including the prospectus supplement, which has been filed with the Securities and Exchange Commission. A complete description of the Notes is contained in the prospectus, including the prospectus supplement.


  The Company's current business plan envisions substantial outlays requiring external capital financing which the Company intends to obtain from the proceeds of the sale of the Notes and borrowings under the Credit Agreement. If the sale of the Notes is not consummated, the credit facilities provided for in the Credit Agreement will not become available to the Company. There can be no assurance that the sale of the Notes will be consummated. Failure to obtain the requisite external capital financing could have a material adverse effect on the Company.

DRESDEN FACILITY

  AMD is currently planning to construct an 875,000 square foot submicron integrated circuit manufacturing and design facility in Dresden, in the State of Saxony, Germany (the "Dresden Facility") over the next five years at a presently estimated cost in Deutsche marks equivalent to approximately $1.5 billion (under current exchange rates). The governments of the Federal Republic of Germany and the State of Saxony have agreed to provide financing assistance for the Dresden Facility through grants and allowances in Deutsche marks in an aggregate amount equivalent to approximately $350.0 million at current exchange rates, interest subsidies in Deutsche marks in an aggregate amount equivalent to approximately $200.0 million at current exchange rates, and loan guarantees. Between 1996 and 1999, AMD currently intends to invest in its wholly owned German subsidiary (the "Dresden, Germany Subsidiary") (either directly or through a wholly owned intermediate holding company, as appropriate) an aggregate amount in Deutsche marks which is equivalent to approximately $350.0 million at current exchange rates; of this amount, the Deutsche mark equivalent of approximately $150.0 million would be invested in the form of equity and approximately $200.0 million would be invested in the form of equity or subordinated loans. The Dresden, Germany Subsidiary will construct, own and operate the Dresden Facility, but AMD, as sole shareholder of the Dresden, Germany Subsidiary, will control the Dresden, Germany Subsidiary. The Dresden, Germany Subsidiary has signed an agreement to acquire the land necessary to commence construction of the Dresden Facility for a purchase price in Deutsche marks in an amount equivalent to approximately $10.0 million at current exchange rates. The parcel consists of approximately 120 acres.

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  The Dresden, Germany Subsidiary is expected to incur substantial project-
related debt in the form of a syndicated Deutsche mark bank loan in an aggregate amount up to approximately $1.1 billion at current exchange rates, the terms of which loan are currently under discussion with Dresdner Bank, as agent for the prospective lenders. No commitment has been issued by Dresdner Bank regarding the syndicated loan. This loan will be secured by the Dresden Facility and substantially all of the Dresden, Germany Subsidiary's other assets, will be guaranteed as to payment of principal and interest by the Federal Republic of Germany and the State of Saxony and will be nonrecourse to the Company. The Company will commit to provide the Dresden, Germany Subsidiary an additional $100.0 million to $150.0 million, depending on the outcome of negotiations with Dresdner Bank, for the Dresden, Germany Subsidiary's use with respect to the Dresden, Germany Subsidiary's syndicated loan obligations. This obligation will expire once the Dresden Facility is completed, after which time the Company has been requested by Dresdner Bank to make available up to $100.0 million for the Dresden, Germany Subsidiary to draw upon should it fail to meet certain financial covenants. Assuming successful completion of negotiations, it is currently expected that the initial draw down on the loan will be made in 1997. Construction of the Dresden Facility is expected to commence in the first half of 1997 and initial volume production is planned to begin in 1999.

  AMD is currently negotiating substantially all of the agreements relating to the construction, operation and financing of the Dresden Facility. It is presently expected that such agreements will be finalized during the fourth quarter of 1996. The negotiations presently contemplate that, in addition to the obligations discussed above, AMD (directly or indirectly) may be required to agree to (1) return all federal and state government grants, allowances and interest subsidies, or replace all such subsidies that are not made available, if the Company or the Dresden, Germany Subsidiary fails to meet certain material obligations to the Federal Republic of Germany or the State of Saxony; (2) purchase the output of the Dresden facility at transfer prices to be set pursuant to specific formulas, except where the Dresden facility is operating at less than 75% capacity because of a lack of market demand for the products being fabricated there (AMD's product purchase obligation can be terminated once the syndicated loan has been repaid or under circumstances relating to a change of control of the Dresden, Germany Subsidiary or the destruction or abandonment of the Dresden Facility); (3) cause the Dresden, Germany Subsidiary to undertake bona fide research and development activities at the design center of the Dresden Facility; (4) grant a non-exclusive license to the Dresden, Germany Subsidiary to use, at the Dresden Facility and in products manufactured at the Dresden Facility, intellectual property developed at the Dresden design center; and (5) make equity contributions or subordinated loans to the Dresden, Germany Subsidiary to fund cost overruns, exceeding certain amounts, in constructing the Dresden Facility.

  In the event AMD agrees to purchase products from the Dresden, Germany Subsidiary, the Indenture provides that such purchases must occur at prices that would provide AMD with a minimum contribution margin.

  No assurance can be given that AMD will be able to negotiate final agreements relating to the construction, operation and financing of the Dresden Facility on terms satisfactory to it, that the terms of any such agreements will not be materially different from those described, or that the financial exposure of AMD in connection with the Dresden Facility will not materially exceed the proposed terms described herein. Certain terms in the Indenture limit the amount and timing of the Company's investments in the Dresden, Germany Subsidiary.

RISK FACTORS

  The Company has indicated that its business, results of operation and financial condition are subject to the following risk factors in addition to the matters discussed in the second paragraph under "Financing" above:

MICROPROCESSOR PRODUCTS

  Intel Dominance. Intel Corporation ("Intel") has long held a dominant position in the market for microprocessors used in PCs. Intel's dominant market position has to date allowed it to set x86 microprocessor standards and thus dictate the type of product the market requires of Intel's competitors. In addition, Intel's financial strength has enabled it to reduce prices on its microprocessor products within a short period of time following their introduction, which reduces the margins and profitability of its competitors. AMD believes that the process technologies used in the fabrication of the Company's microprocessors are currently somewhat behind those of Intel. The Company expects Intel to continue to invest heavily in research and development and new manufacturing facilities and to maintain its dominant position through advertising campaigns designed to engender brand loyalty to Intel among PC purchasers. In addition to its dominant microprocessor market share, Intel also dominates the PC platform in other manners. For example, Intel has obtained a dominant market share in sales of 64-bit or Pentium-class core logic chip sets, has emerged as the world's largest motherboard manufacturer, has become a significant manufacturer of personal computers, incorporating Intel microprocessors, chip sets, motherboards and other Intel-designed components, for resale by third-party original equipment manufacturers ("OEMs") under such OEMs' names, and has purchased an equity interest in Phoenix

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Technologies Ltd., a company which has a significant share of the market for
BIOS software (basic input/output system software encoded in read-only memory which controls access to devices connected to a PC, such as the monitor and the serial communications port). The Company does not have the financial resources to compete with Intel on such a large scale. As long as Intel remains in this dominant position, its product introduction schedule, product pricing strategy and customer brand loyalty may continue to have a material adverse effect on the Company, as they have had in the past.

  As Intel has expanded its role in designing and setting standards for PC systems, many PC OEMs have reduced their system development expenditures and have begun to purchase microprocessors in conjunction with chip sets or in assembled motherboards. In marketing its microprocessors to these OEMs and dealers, AMD is dependent upon companies other than Intel for the design and manufacture of core-logic chip sets, motherboards, BIOS software and other components. In recent years, these third-party designers and manufacturers have lost market share to Intel. In addition, these companies are able to produce chip sets, motherboards, BIOS software and other components to support each new generation of Intel's microprocessors only to the extent that Intel makes its related proprietary technology available. Any delay in the availability of such technologies would make it increasingly difficult for them to retain or regain market share. To compete with Intel in this market in 1996 and beyond, the Company intends to form closer relationships with third-party designers and manufacturers of core-logic chip sets, motherboards, BIOS software and other components, expand its chip set and system design capabilities, and sell a portion of the Company's processors along with chip sets and license system designs incorporating the Company's processors and products resulting from AMD's relationships with such third party designers and manufacturers to OEMs. There can be no assurance, however, that such efforts by the Company will be successful. The Company expects that as Intel introduces future generations of microprocessors, chip sets and motherboards, the design of chip sets and higher level board products which support Intel microprocessors will become increasingly dependent on the Intel microprocessor design and may become incompatible with non-Intel PC systems. If the infrastructure of third-party designers and manufacturers which supports non-Intel PC platforms were to fail to continue to support the Company's products or to offer products competitive with Intel's, the Company could experience difficulties marketing its microprocessors, which could have a material adverse effect on the Company.

  Dependence on New AMD Microprocessor Products. Am486(R) microprocessor products contributed a significant portion of AMD's revenues, profits and margins in 1994 and 1995. AMD expects Am486 microprocessor revenues, profits and margins in 1996 to be significantly below those of 1995. As the product life cycle of fourth-generation x86 products declines, AMD's ability to maintain or expand its current levels of revenues from microprocessor products, and its ability to benefit fully from the substantial financial commitments it has made to process technologies and integrated circuit manufacturing facilities dedicated to the production of microprocessors, will depend upon its success in developing and marketing in a timely manner its next generations of microprocessor products, the K86 RISC Superscalar(TM) products. The Company recently began shipping its first K86(TM) products including the 100 Megahertz ("MHz") AMD-K5(TM) products which are designed to be competitive with the Pentium, Intel's fifth generation microprocessor. The Company anticipates that the AMD-K5 microprocessor, which was introduced relatively late in the life cycle of fifth generation microprocessor products, will be a transitional product, unlikely to result in the levels of revenue for the Company realized from the Am486 microprocessor. The Company's AMD-K5 products have not, to date, achieved substantial market acceptance, which has had and continues to have a material adverse effect on the Company. The Company acquired NexGen, Inc. ("NexGen") in January 1996, in part, to accelerate the introduction of its microprocessor products, particularly its sixth generation products. The Company is modifying NexGen's sixth-generation design using AMD's design, verification and manufacturing technologies. With these changes, AMD intends to develop and produce the AMD-K6(TM) microprocessor. AMD does not expect any sales of the AMD-K6 products in 1996. The Company intends to begin volume shipments of the AMD-K6 products in the first half of 1997, although no assurance can be given that such shipments will occur. The Company's production and sales plans for K86 microprocessors, including the AMD-K6 microprocessor, are subject to numerous risks and uncertainties, including the timing of the introduction of future AMD-K5 products and of AMD-K6 products, the development of market acceptance for such products particularly with leading OEMs of PCs, the effects of marketing and
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pricing strategies adopted by Intel, the possible adverse effects of existing and future customer inventory levels, the pace at which the Company is able to ramp production of fifth and sixth generation microprocessors in its newest integrated circuit manufacturing facility in Austin, Texas ("Fab 25"), the possibility that products newly introduced by the Company may be found to be defective, possible adverse conditions in the personal computer market and unexpected interruptions in the Company's manufacturing operations. A failure of the Company's K86 products, particularly the AMD-K6, to achieve market acceptance, would have a material adverse effect on the Company.

  Dependence on Market Acceptance of x86 Standard and Dominance of Windows. Customer acceptance of AMD's K86 products will depend upon the continued demand for x86-based personal computers, including the continued development of application software programs for such computers. There can be no assurance of the continued acceptance of the x86 standard or that software developers will continue to develop software compatible with this standard. AMD's K86 products will face competition not only from x86 products manufactured by Intel and others but also from products based upon an increasing number of different architectures which have been developed or are under development by Hewlett-Packard, IBM, Motorola, Silicon Graphics, Sun Microsystems, Digital Equipment Corporation and other manufacturers of integrated circuits. Several of these manufacturers, such as Motorola, Digital Equipment Corporation, Silicon Graphics and Sun Microsystems, produce microprocessors which are designed to be compatible with such operating systems as WindowsNT(R) and UNIX but not with Windows(R). Currently, as a result of the dominance of the Windows operating system, which operates with x86 based PCs, AMD is able to market its microprocessors without significant competition from these manufacturers. AMD would lose much of this advantage if the Microsoft Windows operating system should be displaced as the dominant operating system software by one or more other systems, such as Windows NT or UNIX. A reduction in the market acceptance of either the x86 standard or the Windows operating system could have a material adverse effect on the Company.

  Compatibility Certifications. For its future generations of K86 microprocessors, AMD intends to obtain Windows and Windows 95 certifications from Microsoft and other appropriate certifications from recognized testing organizations. A failure to obtain certification from Microsoft would prevent the Company from describing and labeling its K86 microprocessors as Microsoft Windows compatible. This could substantially impair the Company's ability to market the products and could have a material adverse effect on the Company.

  Acquisition of NexGen. AMD believes that its acquisition of NexGen is important to the development and introduction of its K86 products, particularly the AMD-K6 microprocessor. Achieving the anticipated benefits of the acquisition will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The inability of management to integrate the operations of the two companies successfully could have a material adverse effect on the Company. In addition, as commonly occurs with mergers of technology companies, aggressive competitors may undertake formal initiatives during the integration phase to attract customers and to recruit key employees through various incentives. AMD has acquired and is currently developing new technologies to manufacture its sixth generation microprocessor which will utilize NexGen's sixth generation design as modified by AMD. A costly reconfiguration of its facilities may be required to implement these new technologies. There can be no assurance that AMD will be successful in implementing these new technologies even with a reconfiguration of its facilities. If the new technologies cannot be successfully implemented or if AMD encounters other difficulties in manufacturing its sixth generation microprocessors, such an event would have a material adverse effect on the Company.

  Fluctuation in PC Market. Since most of AMD's microprocessor products are used in personal computers and related peripherals, AMD's future growth is closely tied to the performance of the PC industry. The Company could be materially and adversely affected by industry-wide fluctuations in the PC marketplace in the future.

  Possible Rights of Others. Prior to its acquisition by AMD, NexGen granted limited manufacturing rights regarding certain of its current and future microprocessors, including the Nx586(R) and Nx686(TM), to IBM and Compaq. The Company does not intend to produce any NexGen products as it is the Company's position that its

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forthcoming AMD-K6 products are AMD products and not NexGen products. There can be no assurance that neither IBM nor Compaq will seek to establish rights with respect to the products. If either IBM or Compaq or both were deemed to have rights to produce AMD's AMD-K6 products for their own use and IBM were deemed to have the right to produce limited volumes of such products for sale to third parties, such production could reduce the potential market for microprocessor products produced by AMD, the profit margin achievable with respect to such products, or both.

MANUFACTURING

  Underutilized Capacity. The Company's manufacturing facilities are currently underutilized as a result of reduced demand for certain of the Company's products and may remain so until the Company has developed new products and such products have achieved market acceptance. The Company's operations related to microprocessors are particularly affected by this situation. The underutilization of the Company's manufacturing facilities is having, and could continue to have, a material adverse effect on the Company. The Company plans to increase its manufacturing capacity by making significant capital investments in Fab 25 and in a microprocessor manufacturing facility to be constructed in Dresden, Germany. In addition, the Company's joint venture with Fujitsu, Ltd., Fujitsu AMD Semiconductor Limited ("FASL"), which has built a flash memory device manufacturing facility in Aizu-Wakamatsu, Japan, plans to construct a second Flash memory device manufacturing facility. There can be no assurance that the industry projections regarding future growth in the markets for integrated circuits upon which the Company is basing its strategy of increasing its manufacturing capacity will prove to be accurate. If demand for the Company's products does not increase, the underutilization of the Company's manufacturing facilities will likely increase and have a material adverse effect on the Company.

  Process Technology. Manufacturers of integrated circuits are constantly seeking to improve the process technologies used to manufacture their products. In order to remain competitive, the Company must make continuing substantial investments in improving its process technologies. In particular, the Company has made and continues to make significant research and development investments in the technologies and equipment used in the fabrication of its microprocessor products and by FASL in the fabrication of Flash memory devices. Portions of these investments might not be recoverable if the Company's K86 microprocessors fail to gain market acceptance or if the market for its Flash memory products should significantly deteriorate. This could have a material adverse effect on the Company. In addition, any inability of the Company to remain competitive with respect to process technology could have a material adverse effect on the Company.

  Commitments to Facilities Dedicated to Specific Products. The Company has made and plans to continue to make substantial capital investments in integrated circuit manufacturing facilities dedicated to the production of specific product lines. AMD has invested over $860.0 million in Fab 25 and ancillary facilities as of June 30, 1996, and currently expects to have invested over $1.2 billion by the end of 1997 and over $1.6 billion by the end of 1999, although the Company is not obligated to make such further investments. Fab 25 is currently dedicated to the production of Microsoft Windows compatible microprocessors. Other facilities of the Company are also dedicated to the production of specific product lines. In addition, the Company currently plans to construct a semiconductor manufacturing facility in Dresden, Germany, at an estimated cost of $1.5 billion over five years, which will be dedicated to the production of microprocessors. Significant time and expense would be incurred were the Company to alter any of its facilities so that they could be used to produce other integrated circuit products. Any such alteration, resulting from a need to respond to changes in the markets for the Company's products or otherwise, could have a material adverse effect on the Company.

  Manufacturing Constraints. While the Company's manufacturing facilities are currently underutilized, there have been situations in the past in which the Company's manufacturing facilities were inadequate to enable the Company to meet demand for certain of its products. In addition to having its own fabrication facilities, AMD has foundry arrangements for the production of its products by third parties. Any inability of AMD to generate sufficient manufacturing capabilities to meet demand, either in its own facilities or through foundry or similar arrangements with others, could have a material adverse effect on the Company.


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  Manufacturing Interruptions. Any substantial interruption with respect to any of AMD's manufacturing operations, either as a result of a labor dispute, equipment failure or other cause, could have a material adverse effect on the Company. The Company may also be materially adversely affected by fluctuations in manufacturing yields.

  Essential Manufacturing Materials. Certain of the raw materials used by AMD in the manufacture of its products are available from a limited number of suppliers. For example, several types of the integrated circuit packages purchased by AMD, as well as by the majority of other companies in the semiconductor industry, are principally supplied by Japanese companies. Shortages could occur in various essential materials due to interruption of supply or increased demand in the industry. If AMD were unable to procure certain of such materials from any source, it would be required to reduce its manufacturing operations which could have a material adverse effect on the Company.

  International Manufacturing. Nearly all product assembly and final testing of AMD's products are performed at its manufacturing facilities in Penang, Malaysia; Singapore; and Bangkok, Thailand; or by subcontractors in Asia. Foreign manufacturing entails political and economic risks, including political instability, expropriation, currency controls and fluctuations, changes in freight and interest rates, and loss or modification of exemptions for taxes and tariffs. For example, if AMD were unable to assemble and test its products abroad, or if air transportation between the United States and AMD's overseas facilities were disrupted, there could be a material adverse effect on the Company.

OTHER RISK FACTORS

  Debt Restrictions. The Credit Agreement contains, and the indenture to be entered into in connection with the sale of the Notes (the "Indenture") will contain, significant covenants that will limit the Company's and its subsidiaries' ability to engage in various transactions and, in certain cases, require satisfaction of specified financial performance criteria. In addition, the occurrence of certain events (including, without limitation, failure to comply with the foregoing covenants, material inaccuracies of representations and warranties, certain defaults under or acceleration of other indebtedness and events of bankruptcy or insolvency) would, in certain cases after notice and grace periods, constitute events of default permitting acceleration of the indebtedness under the Credit Agreement and the Notes. The limitations imposed by the Credit Agreement and the Indenture will be substantial, and failure to comply with such limitations could have a material adverse effect on the Company.

  Importance of Flash Memory Device Business; Recent Pricing Weakness. The market for Flash memory devices has recently experienced rapid growth and is likely to become increasingly competitive as additional manufacturers introduce competitive products and production capacity in the industry increases. The Company's primary competition with respect to Flash memory devices is Intel. A substantial portion of the Company's revenues are derived from sales of Flash memory devices, and the Company expects that this will continue to be the case. In the first quarter of 1996, the Company experienced declines in the selling prices of Flash memory devices, and in the second quarter, both demand for the products and their selling prices declined. There can be no assurance that the Company will be able to maintain its market share in Flash memory devices or that price declines may not accelerate as the market develops and as new competitors emerge. A decline in the Company's Flash memory device business could have a material adverse effect on the Company.

  Dependence on Third Party for PLD Software. Customers utilizing programmable logic devices ("PLD's") must use special software packages, generally provided by the suppliers of the programmable logic devices, to program the programmable logic devices. AMD provides its programmable logic device customers with software which it licenses from MINC, Inc. ("MINC") and is dependent upon MINC for continuing improvements in the quality of the software. AMD has recently taken actions to strengthen its relationship with MINC and to increase its efforts to continue to improve the software and the Company's ability to support the software itself, but there can be no assurance that these actions will be successful. If the software were to become unavailable to AMD or if MINC were to fail to make continuing upgrades of the software to keep pace with competitive software, AMD's PLD business could be adversely affected, which could have a material adverse effect on the Company.

  Technological Change and Industry Standards. The market for AMD's products is generally characterized by rapid technological developments, evolving industry standards, changes in customer requirements, frequent new product introductions and enhancements, short product life cycles and severe price competition. The establishment of industry standards is a function of market acceptance. Currently accepted industry standards may change at any time. AMD's success depends substantially upon its ability, on a cost-effective and timely basis, to continue to enhance its existing products and to develop and introduce new products that take advantage of technological advances and adhere to evolving industry standards. An unexpected change in one or more of the technologies related to its products, in market demand for products based on a particular technology or in

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

accepted industry standards could have a material adverse effect on the Company. There can be no assurance that AMD will be able to develop new products in a timely and satisfactory manner to address new industry standards and technological changes, or to respond to new product announcements by others, or that any such new products will achieve market acceptance.

  Product Incompatibility. While AMD submits its products to rigorous internal and external testing, there can be no assurance that AMD's products will be compatible with all industry standard software and hardware. Any inability of AMD's customers to achieve such compatibility or compatibility with other software or hardware after AMD's products are shipped in volume could have a material adverse effect on the Company. There can be no assurance AMD will be successful in correcting any such compatibility problems that are discovered or that such corrections will be acceptable to customers or made in a timely manner. In addition, the mere announcement of an incompatibility problem relating to the Company's products could have a material adverse effect on the Company.

  Competition. The integrated circuit industry is intensely competitive and, historically, has experienced rapid technological advances in product and system technologies together with substantial price reductions in maturing products. After a product is introduced, prices normally decrease over time as production efficiency and competition increase, and a successive generation of products is developed and introduced for sale. Technological advances in the industry result in frequent product introductions, regular price reductions, short product life cycles and increased product capabilities that may result in significant performance improvements. Competition in the sale of integrated circuits is based upon performance, product quality and reliability, price, adherence to industry standards, software and hardware compatibility, marketing and distribution capability, brand recognition, financial strength and ability to deliver in large volumes on a timely basis.

  In each particular market in which it participates, the Company faces competition from different groups of companies. AMD, Fujitsu and Intel are the world's largest producers of Flash memory devices. Sharp and Atmel Corporation are also participants in the market. With respect to the Company's erasable programmable read only memories ("EPROM's"), voice and data communications products and embedded processors, the Company's primary competitors are: SGS Thomson and Texas Instruments with respect to EPROMs; Siemens, NEC, LM Erickson, Alcatel and other large producers of voice communications equipment with respect to line cards; National Semiconductor, 3Com and Intel with respect to networking products; and Motorola, Intel, Texas Instruments and SGS Thomson with respect to embedded processors. In the market for high speed programmable logic devices, the Company's principal competitors are Altera, Lattice Semiconductor and other smaller companies focused on programmable logic device development and production. With respect to microprocessors, Intel holds a dominant position which has to date allowed it to set x86 microprocessor standards and thus dictate the type of product the market requires of Intel's competitors. The Company's principal competitors with respect to the Company's network and I/O products include: National Semiconductor, Intel, 3Com, Digital Equipment Corporation, Fujitsu and Seeq with respect to Ethernet local area network products; and Western Digital and Hyundai with respect to SCSI disk host controllers.

  Fluctuations in Operating Results. AMD's operating results are subject to substantial quarterly and other fluctuations due to a variety of factors, including the effects of competition with Intel in the microprocessor industry, competitive pricing pressures, anticipated decreases in unit average selling prices of AMD's products, fluctuations in manufacturing yields, availability and cost of products from AMD's suppliers, the gain or loss of significant customers, new product introductions by AMD or its competitors, changes in the mix of products sold and in the mix of sales by distribution channels, market acceptance of new or enhanced versions of AMD's products, seasonal customer demand, the timing of significant orders and the timing and extent of product development costs. In addition, operating results could be adversely affected by general economic and other conditions affecting the timing of customer orders, a downturn in the market for PCs, and order cancellations or rescheduling. AMD's customers may change delivery schedules or cancel orders without significant penalty. Many of the factors listed above are outside of AMD's control. These factors are difficult to forecast, and these or other factors could materially adversely affect AMD's quarterly or annual operating results.

  Order Revision and Cancellation Policies. AMD manufactures and markets a standard line of products. Sales are made primarily pursuant to purchase orders for current delivery, or agreements covering purchases over a period of time, which are frequently subject to revision and cancellation without penalty. As a result, AMD must commit resources to the production of products without having received advance purchase commitments from customers. Any inability to sell products to which it had devoted significant resources could have a material adverse effect on the Company. Distributors typically maintain an inventory of AMD's products. Pursuant to the Company's agreements with the distributors, AMD protects its distributors' inventory of AMD's products against price reductions as well as products that are slow moving or have been discontinued. These agreements, which may be canceled by either party on a specified notice, generally contain a provision for the return of AMD's products in the event the agreement with the distributor is terminated. The price protection and return rights AMD offers to its distributors may materially adversely affect the Company.

  Key Personnel. AMD's future success depends upon the continued service of numerous key engineering, manufacturing, sales and executive personnel. There can be no assurance that AMD will be able to continue to attract and retain qualified personnel necessary for the development and manufacture of its products. Loss of the service of, or failure to recruit, key engineering design personnel could be significantly detrimental to AMD's product development programs or otherwise have a material adverse effect on the Company.

  Product Defects. One or more of AMD's products may possibly be found to be defective after AMD has already shipped such products in volume, requiring a product replacement, recall, or a software fix which would cure such defect but impede performance. Product returns could impose substantial costs on AMD and have a material adverse effect on the Company.

  Intellectual Property Rights; Potential Litigation. Although AMD attempts to protect its intellectual property rights through patents, copyrights, trade secrets and other measures, there can be no assurance that AMD will be able to protect its intellectual property adequately or that competitors will not be able to develop similar technology independently. There can be no assurance that any patent applications that AMD may file will be issued or that foreign intellectual property laws will protect AMD's intellectual property rights. There can be no assurance that any patent licensed by or issued to AMD will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to AMD. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate AMD's products or design around the patents issued to or licensed by AMD.

  From time to time, AMD has been notified that it may be infringing intellectual property rights of others. If any such claims are asserted against AMD, AMD may seek to obtain a license under the third party's intellectual property rights. AMD could decide, in the alternative, to resort to litigation to challenge such claims. Such challenges could be extremely expensive and time consuming and could materially adversely affect the Company. For example, for many years the Company was involved in intellectual property litigation with Intel which was settled in 1995. The litigation required substantial resources of the Company. No assurance can be given that all necessary licenses can be obtained on satisfactory terms, or that litigation may always be avoided or successfully concluded.

  Environmental Regulations. The failure to comply with present or future governmental regulations related to the use, storage, handling, discharge or disposal of toxic, volatile or otherwise hazardous chemicals used in the manufacturing process could result in fines being imposed on AMD, suspension of production, alteration of AMD's manufacturing processes or cessation of operations. Such regulations could require AMD to acquire expensive remediation equipment or to incur other expenses to comply with environmental regulations. Any failure by AMD to control the use, disposal or storage of, or adequately restrict the discharge of, hazardous substances could subject AMD to future liabilities and could have a material adverse effect on the Company.

  International Sales. AMD derives a substantial portion of its revenues from its subsidiaries located in Europe and Asia. AMD's international sales operations entail political and economic risks, including expropriation, currency controls, exchange fluctuations, changes in freight rates and changes in rates for taxes and tariffs.

  Domestic and International Economic Conditions. AMD's business is subject to general economic conditions, both in the United States and abroad. A significant decline in economic conditions in any significant geographic area could have a material adverse effect upon the Company.

  Volatility of Stock Price; Ability to Access Capital. Based on the trading history of its stock, AMD believes factors such as quarterly fluctuations in AMD's financial results, announcements of new products by AMD or its competitors and general conditions in the semiconductor industry have caused and are likely to continue to cause the market price of AMD common stock to fluctuate substantially. Technology company stocks in general have experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of the companies. This market volatility may adversely affect the market price of AMD's common stock and consequently limit the Company's ability to raise capital. In addition, an actual or anticipated shortfall in revenue, gross margins or earnings from securities analysts' expectations could have an immediate effect on the trading price of AMD common stock in any given period.

  Earthquake Danger. AMD's corporate headquarters, a portion of its manufacturing facilities, assembly and research and development activities and certain other critical business operations are located near major earthquake fault lines. The Company could be materially adversely affected in the event of a major earthquake.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)Exhibits:

   99   Press release dated July 22, 1996

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ADVANCED MICRO DEVICES, INC.
                                                    (Registrant)

 Date: July 25, 1996
                                          By: /s/ Marvin D. Burkett
                                            ___________________________________
                                                Marvin D. Burkett
                                                Senior Vice President, Chief
                                                Financial and Administrative
                                                Officer and Treasurer

                                 EXHIBIT INDEX

EXHIBIT NUMBER          EXHIBIT
- --------------          -------
     99                 Press release dated July 22, 1996


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